Exhibit 99.2

UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS OF THE COMPANY FOR THE
TWELVE MONTHS ENDED DECEMBER 31, 2014

The following unaudited pro forma condensed combined balance sheet as of December 31, 2014 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 are based on the historical financial statements of NaturalShrimp Holdings, Inc. (“NSH”) and Multiplayer Online Dragon, Inc. (“MYDR”), a publicly-held Nevada corporation, pursuant to an Asset Purchase Agreement (the “Agreement”) dated November 26, 2014, after giving effect to NSH’s reverse acquisition of MYDR on January 30, 2015, and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.  Subsequent to the Agreement, on March 3, 2015, MYDR amended its Articles of Incorporation to change its name to “NaturalShrimp Incorporated” (the “Company” or “NSI”).

The acquisition has been accounted for using the acquisition accounting method, as described in Note 1 to these unaudited pro forma condensed combined financial statements. The Company utilized the accounting guidance in ASC 805-40 “Business Combinations – Reverse Acquisitions” to determine that, for the periods April 1, 2013 through January 29, 2015, NSH, is the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2014 gives effect to certain pro forma adjustments, is presented as if the reverse acquisition of MYDR had occurred on December 31, 2014, and is derived from the audited consolidated balance sheet of NSH at December 31, 2014 and the unaudited balance sheet of MYDR at December 31, 2014.  The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 gives effect to certain pro forma adjustments, is derived from the historical statements of operations of NSH, and is presented as if the acquisition occurred on January 1, 2014.

The unaudited pro forma condensed combined statement of operations is based upon the historical financial statements of NSH and MYDR and includes all adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable.

The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages.  The unaudited pro forma adjustments are based upon currently available information and assumptions that we believe to be reasonable.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only, in accordance with Article 11 of Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had NSH and MYDR been a combined company during the specified periods.  The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with:

● the accompanying notes to the unaudited pro forma condensed combined financial statements;
● the audited consolidated financial statements of NSH for the year ended December 31, 2014 and the related notes thereto, included in NSH's Form 8-K/A filed with the Securities and Exchange Commission on April 17, 2015;
● the audited financial statements of the MYDR for the year ended March 31, 2014 and the related notes thereto, filed as part of MYDR’s Form 10-K filed with the Securities and Exchange Commission on July 14, 2014; and
● the unaudited condensed financial statements of MYDR for the nine month periods ended December 31, 2014 and the related notes thereto, filed as part of MYDR’s Form 10-Q filed with the Securities and Exchange Commission on February 23, 2015.

NATURALSHRIMP HOLDINGS, INC. AND SUBSIDARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2014
(U.S. Dollars in Thousands)

	NaturalShrimp	Multiplayer Online		NaturalShrimp
	Holdings, Inc.	Dragon, Inc.	Pro Forma	Holdings, Inc.
	Historical	Historical	Adjustments	Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$51,110	$380		$51,490
Accounts receivable	3,203			3,203
Other	1,000			1,000

Total current assets	55,313	380		55,693

Fixed assets
Land	202,293			202,293
Building	1,350,378			1,350,378
Machinery & Equipment	858,276			858,276
Furniture and fixtures	22,060			22,060
Accumulated depreciation	(1,076,464			(1,076,464)

Property and equipment net	1,356,543	-		1,356,543

Intangible assets
Identified intangible asset - Know how				-
Goodwill				-

Intangible assets				-

Other assets
Deposits	11,500			11,500

Total other assets	11,500	-		11,500

Total assets	$1,423,356	$380	$-	$1,423,736

LIABLITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$211,824	$124,993		$336,817
Accrued interest - related parties	221,137			221,137
Other accrued expenses	28,557			28,557
Lines of credit	775,910			775,910
Notes payable - related party	541,404			541,404
Notes payable in default - related party	2,279,283			2,279,283
Current portion of long-term debt	27,009			27,009

Total current liabilities	4,085,124	124,993		4,210,117

Total liabilities	4,085,124	124,993		4,210,117

Stockholders' deficit
Convertible preferred stock	34,298		(A) (34,298)	-
Common stock	649,549	9,700	(A) (649,549)	9,700
Additional paid in capital	22,849,363	620,627	(A) (620,627)	25,042,299
			(B) 2,192,936
Stock payable	133,522		(A) (133,522)	-
Accumulated deficit	(26,328,500	(754,940	(A) (754,940)	(27,838,380)

Total stockholders' deficit	(2,661,768	(124,613		(2,786,381)

Total liabilities and stockholders' deficit	$1,423,356	$380	$-	$1,423,736

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

NATURALSHRIMP HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(U.S. dollars in thousands, except per share data)

	NaturalShrimp	Multiplayer Online		NaturalShrimp
	Holdings, Inc.	Dragon, Inc.	Pro Forma	Holdings, Inc.
	Historical	Historical	Adjustments	Pro Forma

Sales	$924			$924

Cost of goods sold
Cost of goods sold	52,146			52,146

Total cost of goods sold	52,146	-		52,146

Gross profit	(51,222)	-		(51,222)

Operating expenses
General and administrative	1,517,448	$139,210		1,656,658
Rent	6,690			6,690
Salaries and wages	603,847			603,847

Total operating expenses	2,127,985	139,210		2,267,195

Amortization of intangibles				-
Depreciation expense	76,524			76,524

Net operating (loss) before other income (expenses)	(2,255,731)	(139,210)		(2,394,941)

Other income (expense)
Interest expense	(83,119)			(83,119)
Othr income	7,839			7,839
Other expense	-			-

Total other income (expenses)	(75,280)	-		(75,280)

Loss before income taxes	(2,331,011)	(139,210)		(2,470,221)

Income taxes	-	-		-

Net loss	$(2,331,011)	$(139,210)		$(2,470,221)

NET LOSS PER SHARE - BASIC AND DILUTED		$(0.00)		$(0.03)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED		97,000,000	(C) 75,520,240	85,220,240
			(D) (87,300,000)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - REVERSE ACQUISITION OF MULTIPLAYER ONLINE DRAGON, INC.

On January 30, 2015, Multiplayer Online Dragon, Inc. (“MYDR”) consummated the acquisition of substantially all of the assets (the “Assets”) of NaturalShrimp Holdings Inc. (“NSH”) pursuant to an Asset Purchase Agreement, dated November 26, 2014, by and between MYDR and NSH (the “Agreement”).

In accordance with the terms of the Agreement, MYDR issued 75,520,240 shares of its common stock (the “Shares”) to NSH as consideration for the Assets, which consist primarily of all of the issued and outstanding shares of capital stock of NSC and NS Global, and certain real property located in San Antonio, Texas (the “Transaction”).  As a result of the Transaction, NSH acquired 88.62% of the Company’s issued and outstanding shares of common stock, NSC and NS Global became the Company’s wholly-owned subsidiaries, and the Company is changing its principal business to a global shrimp farming company.

There were no material relationships between MYDR and NSH or between the Company’s or NSH’s respective affiliates, directors, or officers or associates thereof, other than in respect of the Agreement.  Effective on March 3, 2015, MYDR amended its Articles of Incorporation to change its name to “NaturalShrimp Incorporated” (the Company).

Identification of the Accounting Acquirer

The Company considers factors in ASC 805-10-55-10 through 55-15 in identifying the accounting acquirer.  The Company uses the existence of a controlling financial interest to identify the acquirer - the entity that obtains control of the acquiree.  Other pertinent facts and circumstances also shall be considered in identifying the acquirer in a business combination effected by exchanging equity interests, including the following:  (a) The relative voting rights in the combined entity after the business combination, where the acquirer usually is the combining entity whose owners as a group retain or receive the largest portion of the voting rights in the combined entity taking into consideration the existence of any unusual or special voting arrangements and options, warrants, or convertible securities; (b) the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, and where the acquirer usually is the combining entity whose single owner or organized group of owners holds the largest minority voting interest in the combined entity; (c) the composition of the governing body of the combined entity, where the acquirer usually is the combining entity whose owners have the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity; (d) the composition of the senior management of the combined entity, where the acquirer usually is the combining entity whose former management dominates the management of the combined entity; and (e) the terms of the exchange of equity interests, where the acquirer usually is the combining entity that pays a premium over the pre-combination fair value of the equity interests of the other combining entity or entities, where the acquirer usually is the combining entity whose relative size (measured in, for example, assets, revenues, or earnings) is significantly larger than that of the other combining entity or entities.

Pursuant to ASC Paragraph 805-40-05-2, as one example of a reverse acquisition, a private operating entity may arrange for a public entity to acquire its equity interests in exchange for the equity interests of the public entity.  In this situation, the public entity is the legal acquirer because it issued its equity interests, and the private entity is the legal acquiree because its equity interests were acquired.  However, application of the guidance in ASC 805-10-55-11 through 55-15 results in identifying: (a) The public entity as the acquiree for accounting purposes (the accounting acquiree); and (b) the private entity as the acquirer for accounting purposes (the accounting acquirer).

Measuring the Consideration Transferred and Non-Controlling Interest

Pursuant to ASC 805-40-30-2 and 30-3 in a reverse acquisition, the accounting acquirer usually issues no consideration for the acquiree.  Instead, the accounting acquiree usually issues its equity shares to the owners of the accounting acquirer.  Accordingly, the acquisition-date fair value of the consideration transferred by the accounting acquirer for its interest in the accounting acquiree is based on the number of equity interests the legal subsidiary would have had to issue to give the owners of the legal parent the same percentage equity interest in the combined entity that results from the reverse acquisition.  The fair value of the number of equity interests calculated in that way can be used as the fair value of consideration transferred in exchange for the acquiree.  The assets and liabilities of the legal acquiree are measured and recognized in the condensed consolidated financial statements at their pre-combination carrying amounts (see ASC 805-40-45-2(a)).  Therefore, in a reverse acquisition, the non-controlling interest reflects the non-controlling shareholders’ proportionate interest in the pre-combination carrying amounts of the legal acquiree’s net assets even though the non-controlling interests in other acquisitions are measured at their fair values at the acquisition date.

Presentation of Condensed Consolidated Financial Statements Post Reverse Acquisition

Pursuant to ASC 805-40-45-1 and 45-2, condensed consolidated financial statements following a reverse acquisition are issued under the name of the legal parent (accounting acquiree) but described in the notes as a continuation of the financial statements of the legal subsidiary (accounting acquirer), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree.  That adjustment is required to reflect the capital of the legal parent (the accounting acquiree).  Comparative information presented in those condensed consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent (accounting acquiree).  The condensed consolidated financial statements reflect all of the following: (a) The assets and liabilities of the legal subsidiary (the accounting acquirer) recognized and measured at their pre-combination carrying amounts; (b) the assets and liabilities of the legal parent (the accounting acquiree) recognized and measured in accordance with the guidance in Topic 805 "business combinations"; (c) the retained earnings and other equity balances of the legal subsidiary (accounting acquirer) before the business combination; (d) the amount recognized as issued equity interests in the condensed consolidated financial statements determined by adding the issued equity interest of the legal subsidiary (the accounting acquirer) outstanding immediately before the business combination to the fair value of the legal parent (accounting acquiree) determined in accordance with the guidance in this topic applicable to business combinations.  However, the equity structure (that is, the number and type of equity interests issued) reflects the equity structure of the legal parent (the accounting acquiree), including the equity interests the legal parent issued to effect the combination.

Accordingly, the equity structure of the legal subsidiary (the accounting acquirer) is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent (the accounting acquiree) issued in the reverse acquisition; and (e) the non-controlling interest’s proportionate share of the legal subsidiary’s (accounting acquirer’s) pre-combination carrying amounts of retained earnings and other equity interests as discussed in ASC 805-40-25-2 and 805-40-30-3.

Pursuant to ASC 805-40-45-4 and 45-5, in calculating the weighted-average number of common shares outstanding (the denominator of the earnings-per-share (“EPS”) calculation) during the period in which the reverse acquisition occurs: (a) The number of common shares outstanding from the beginning of that period to the acquisition date shall be computed on the basis of the weighted-average number of common shares of the legal acquiree (accounting acquirer) outstanding during the period multiplied by the exchange ratio established in the merger agreement; and (b) the number of common shares outstanding from the acquisition date to the end of that period shall be the actual number of common shares of the legal acquirer (the accounting acquiree) outstanding during that period.  The basic EPS for each comparative period before the acquisition date presented in the condensed consolidated financial statements following a reverse acquisition shall be calculated by dividing (a) by (b): (a) The income of the legal acquiree attributable to common shareholders in each of those periods; and (b) the legal acquiree’s historical weighted-average number of common shares outstanding multiplied by the exchange ratio established in the acquisition agreement.

As a result of the controlling financial interest of the former stockholders of NSH, for financial statement reporting purposes, the asset acquisition has been treated as a reverse acquisition with NSH deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with ASC 805-10-55 of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC).  The reverse acquisition is deemed a capital transaction and the net assets of NSH (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition.  The acquisition process utilizes the capital structure of the Company and the assets and liabilities of NSH which are recorded at their historical cost.  The equity of the Company is the historical equity of NSH.

The following table summarizes the preliminary acquisition accounting and the tangible assets acquired as of the date of acquisition:

Total purchase consideration:
Common stock outstanding prior to the reverse acquisition	97,000,000
Common stock issued	75,520,240
Common stock cancelled	(87,300,000)
Common stock outstanding after the reverse acquisition	85,220,240

The following table summarizes the historical cost values of the assets acquired and liabilities assumed as if the Acquisition occurred on December 31, 2014:
Total assets acquired:
Property and equipment, net	$1,356,543
Other assets, including cash	55,313
Deposits	11,500
Total assets	$1,423,356

Total liabilities assumed:
Accounts payable	$211,824
Other accrued expenses	28,557
Accrued interest – related party	221,13
Lines of credit	775,910
Loan payables, - related party, including loans in default	2,820,687
Current portion of long-term debt	27,009
Total liabilities	4,085,124

Net transfer value	$(2,661,768)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company.  The accounting policies of MYDR were not deemed to be materially different to those adopted by the Company.

NOTE 3 - ACQUISITION-RELATED COSTS

In conjunction with the acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services.

NOTE 4 - PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the Company and MYDR and certain adjustments which the Company believes are reasonable to give effect to the MYDR reverse acquisition.  These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments.  The Company believes that the preliminary determination of fair value of acquired assets and assumed liabilities and other related assumptions utilized in preparing the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the pro forma effects of the reverse acquisition.

The adjustments made in preparing the unaudited pro forma condensed combined financial statements are as follows:

(A)
To Pursuant to ASC Paragraphs 805-40-45-1 and 45-2 consolidated financial statements following a reverse acquisition are issued under the name of the legal parent (accounting acquiree) but described in the notes as a continuation of the financial statements of the legal subsidiary (accounting acquirer), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree.  Record the NSH net assets acquired in reverse acquisition of the MYDR.

(B)	To reflect the NSH equity into Additional paid in capital pursuant to ASC 805-40-45
(C)	The number of shares issue to NSH on the transaction date.
(D)	The number of shares cancelled by MYDR on the transaction date.